Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2022, by and between the stockholder of Cardio Diagnostics, Inc. set forth on the signature page to this Agreement (the “Holder”) and Mana Capital Acquisition Corp., a Delaware corporation (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. The Parent has entered into that certain Merger Agreement and Plan of Reorganization, dated as of May 27, 2022, as amended (the “Merger Agreement”), by and among the Parent, Cardio Diagnostics, Inc. (the “Company”), Mana Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and Meeshanthini (Meesha) Dogan, as the representative of the stockholders of the Company.

B. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (“Merger”) and the conversion of shares of Company Common Stock into the right to receive the Per Share Merger Consideration, in the amounts for each Stockholder set forth in the schedules to the Merger Agreement.

C. Each Holder is either (A) the record and/or beneficial owner of shares of common stock of the Company or (B) contractually entitled to receive shares of common stock of the Company and is therefore entitled to receive Per Share Merger Consideration pursuant to the Merger Agreement at the effective time of the Merger.

D. As a condition of, and as a material inducement for the Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of the Parent.

(b) In furtherance of the foregoing, the Parent will (i) place an irrevocable stop order on all shares of Parent Common Stock issuable to it as Per Share Merger Consideration which are Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s stock transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

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(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this agreement, “Lock-up Period” shall mean the period commencing on the Closing Date (as determined in accordance with the Merger Agreement) and expiring at 5:00 p.m. (Eastern time) on the date that is the six-month anniversary date of the Closing Date.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Parent, the Parent’s legal counsel, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Parent, or any economic interest in or derivative of such stock, other than those shares of Parent Common Stock specified on the signature page hereto. For purposes of this Agreement, the shares of Parent Common Stock beneficially owned by the Holder as specified on the signature hereto, together with any shares of Parent Common Stock acquired during the Lock-Up Period, if any, are collectively referred to as the “Lock-up Shares”; provided, however, that the number of shares of Parent Common Stock that otherwise would be Lock-up Shares shall be reduced (pro-rata for all Holders executing this Agreement) solely to the extent necessary to ensure that as of the Closing of the Merger, the Market Value of Unrestricted Publicly Held Shares (as such terms are defined in Rule 5005(a)(23) and 5005(a)(46), respectively, of the Nasdaq Listing Rules) of the Parent is sufficient to meet the requirements of Rule 5405(b)(3)(B).

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or by courier service to the following addresses, or such other address as any party hereto designates by written notice to the other party. Provided, however, a transmission per telefax or email shall be sufficient and shall be deemed to be properly served when the telefax or email is received if the signed original notice is received by the recipient within three (3) calendar days thereafter.

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(a)	If to the Parent:

Mana Capital Acquisition Corp.

8 The Green, Suite 12490

Dover, DE 19901

Attn: Jonathan Intrater, Chief Executive Officer

e-mail: intrabel@comcast.net

With a copy (which shall not constitute notice) to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, NY 10017

Attention: Jie Chengying Xiu, Esq.

Email: jxiu@beckerlawyers.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Shartsis Friese LLP

1 Maritime Plaza, 18th Floor

San Francisco, CA 94111

Attention: P. Rupert Russell

Email: rrussell@sflaw.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Parent and its successors and assigns. The Holder acknowledges and understands that Mana Capital Acquisition Corp. intends to change its corporate name to Cardio Diagnostics, Inc. subsequent to the Merger.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XII of the Merger Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MANA CAPITAL ACQUISITION CORP.

By
Name: Jonathan Intrater
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:

Name: [•]

Address:

[•]

NUMBER OF Lock-up Shares:

Shares of Parent Common Stock to be received in the Merger: _________________________

Shares of underlying Company Options: _________________________

Shares of underlying Company Warrants: _________________________

Shares of Parent Common Stock that are not Lock-up Shares pursuant to Section 3: _________________

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